Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

TRANE REPORTS FIRST-QUARTER 2008 RESULTS

•	Exceeds first-quarter guidance for income from continuing operations

•	Delivers 6.5 percent increase in first-quarter sales

•	Continues commercial momentum amidst ongoing weaker residential market conditions

•	Reaffirms full-year outlook for income from continuing operations, up 18-26 percent, despite lower-than-expected sales

•	Expects completion of sale to Ingersoll Rand in second quarter

PISCATAWAY, N.J., April 29, 2008 – Trane Inc. (NYSE: TT) today announced first-quarter income from continuing operations of $65.9 million or 33 cents per diluted share, up from $57.2 million or 28 cents per diluted share a year ago. The company had expected first-quarter income from continuing operations of $54.5 million-$60.5 million. Income from continuing operations included $3.3 million (after tax) or two cents per diluted share related to expenses for merger advisory fees for the planned acquisition by Ingersoll Rand and operational consolidation programs, as well as tax benefits. Sales were $1.71 billion, up 6.5 percent (up 4.2 percent in local currencies). Both the company’s former Vehicle Control Systems (WABCO) and Bath and Kitchen segments were classified as discontinued operations in 2007.

“We delivered a good first quarter,” said Fred Poses, chairman and CEO. “We saw continued growth in the commercial part of our business, with strong service sales and our broad global presence driving results. We continued to experience challenging residential conditions, although our residential sales outpaced the market. The growing focus on energy efficiency is benefiting our business, while increased commodity costs are hurting us.

“We made progress with Ingersoll Rand on the steps necessary for regulatory and shareowner approval in the second quarter. We received all required antitrust approvals, and Ingersoll Rand filed a registration statement on Form S-4 with the U.S. Securities and Exchange Commission (SEC). In addition, our two companies are working hard on integration planning in order to realize the cost-savings and operational benefits of the combination as quickly as possible,” said Poses.

During the second quarter, the company expects to hold a special meeting of shareholders to vote on the proposed acquisition of the company by Ingersoll Rand. If the acquisition is approved, Trane shareholders at the time of the sale can expect to receive $36.50 in cash and .23 Ingersoll Rand shares of common stock for each Trane share. The board of directors has established April 23, 2008, as the record date for shareholders entitled to vote at the special meeting. Trane’s board of directors will set the date of the special meeting after the SEC completes its review of Ingersoll Rand’s Form S-4 and the proxy statement/prospectus, which will be mailed to shareholders in preparation for the vote at the special meeting.

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Trane Q1 Earnings - 2

“We believe this sale offers an attractive price for our shareowners today and the opportunity to participate in a $17 billion global diversified company in the future,” said Poses. The company expects its board of directors to set second-quarter dividend record and payment dates during May prior to the anticipated completion of the sale to Ingersoll Rand.

2008 OUTLOOK

“We ended the quarter with a healthy global commercial equipment backlog of $1.046 billion, up 7 percent from the end of the first quarter in 2007,” said Poses. “In the second quarter, we expect our overall sales to increase 2-4 percent. Because of further weakness in the residential market, we expect our second-quarter residential sales to decrease about 12 percent, and we expect growth of about 8 percent in our global commercial sales, which is less than originally estimated. As a result of these market conditions, we’re lowering our full-year sales growth estimate of 5-6 percent to 4-5 percent.

“We’re reaffirming our full-year estimate for income from continuing operations of $473.5 million-$503.5 million, up 18-26 percent,” said Poses. The full-year estimate is on a standalone basis and includes $17.2 million (after tax) for expenses related to merger advisory fees for the planned acquisition by Ingersoll Rand and operational consolidation programs, as well as tax benefits. “During the second quarter, we expect income from continuing operations of $145.2 million-$152.9 million, compared with $151.2 million in second quarter 2007. The second-quarter estimate includes $13.9 million (after tax) for merger advisory fees. Pricing, cost control and a lower tax rate are expected to help offset the impact of lower sales and higher commodity expenses.”

FIRST-QUARTER 2008 HIGHLIGHTS

For commercial customers, the company introduced Trane Tracer AdaptiView™ controls for CenTraVac™ chillers. Tracer AdaptiView allows a building’s operating staff to achieve a new level of chiller plant control and features a large color display and an ergonomic arm that enables viewing from any height or angle. The controls use open protocols and Trane’s Adaptive Control™ algorithms to deliver more hours of operation at peak efficiency than ever before.

For the residential market, the company introduced the Trane ComfortLinkTM II and American Standard AccuLinkTM systems, which feature technology advances that benefit both the contractor and the homeowner: automatic refrigerant charging technology, plug-and-play installation, remote system access and control options available through a mobile phone. In addition, the company launched the Trane XL 16c and American Standard 16 packaged units, which offer industry-leading efficiency and carry the Energy Star designation from the U.S. Environmental Protection Agency.

Large contracts signed during the quarter included ones for Altera Penang (Penang, Malaysia); Central Chaengwattana (Bangkok, Thailand); Conwood Company L.P. (Memphis, Tenn.); Daniel Boone Area School District (Birdsboro, Penn.); East-south Central Energy Supply district cooling project (Seoul, Korea); Gamsamdong Worldmark Westend—Taewoo Construction Company (Taegue City, South Korea); Idaho Falls School District (Idaho Falls, Idaho); Kent Park (Ankara, Turkey); KPN data warehouse (Almere, The Netherlands); Lan Bao Wan (Zhengzhou City, China); NASCAR Tower (Charlotte, N.C.); NEC (Birmingham, U.K.); Rochester Institute of Technology (Rochester, N.Y.); Sanofi Aventis (Chilly Mazarin, France); Seven Schools Project (Doha, Qatar); Sony Corporation Atsugi Technology Center (Atsugi City, Japan); and Taiwan Semiconductor Manufacturing Company (TSMC) 12P4 (Hsinchu City, Taiwan).

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Trane Q1 Earnings - 3

About Trane

Trane Inc. provides heating, ventilation and air conditioning (HVAC) systems and services that enhance the quality and comfort of the air in homes and buildings around the world. The company offers customers a broad range of energy-efficient HVAC systems; dehumidifying and air cleaning products; service and parts support; advanced building controls; and financing solutions. The company’s HVAC systems and services have leading positions in premium commercial, residential, institutional and industrial markets; a reputation for reliability, high quality and product innovation; and a powerful distribution network. Trane’s 2007 annual revenues were approximately $7.45 billion and the company has more than 29,000 employees worldwide. For more information, visit these Web sites: www.trane.com and www.americanstandardair.com.

On Feb.1, 2007, Trane, then known as American Standard Companies and traded on the New York Stock Exchange (NYSE) under the symbol “ASD,” announced plans to separate its three businesses. On July 31, 2007, the company completed the spinoff of its Vehicle Control Systems business as an independent company known as WABCO (NYSE:WBC). On Oct. 31, 2007, the company sold its Bath and Kitchen business to funds advised by Bain Capital Partners, LLC. On Nov. 28, 2007, the company changed its name to Trane to reflect its focus on its remaining business, Air Conditioning Systems and Services. On Dec. 17, 2007, Trane announced that it had entered into an agreement to be acquired by Ingersoll Rand (NYSE: IR).

For more information, reporters may contact: Skip Colcord, (732) 980-3065, hcolcord@trane.com, or Shelly London, (732) 980-6175, slondon@trane.com.

For more information, investors and financial analysts may contact: Bruce Fisher, (732) 980-6095, bfisher@trane.com.

PLEASE NOTE: Trane Chairman and CEO Frederic Poses and CFO Peter D’Aloia will discuss the company’s performance and provide guidance on a two-way conference call for financial analysts at 9 a.m. EST today. Related financial charts, reconciliations between GAAP and non-GAAP financial measures, and certain other information to be discussed on the conference call are available in the accompanying financial tables and under the heading, “Trane’s First-Quarter 2008 Results” on the company’s Web site, www.trane.com. Reporters and the public are invited to listen to the call, which will be broadcast on the company’s Web site and archived for one year. If you’re unable to connect to the company’s Web site, you may listen via telephone. The dial-in number is (719) 325-4932.

Please call five-to-10 minutes before the scheduled start time. The number of telephone connections is limited. A replay of the conference call will be available from noon EST today until midnight EST on May 6. For the replay, please dial (719) 457-0820. The replay access code is 4258359.

Comments in this news release, particularly those related to guidance, contain certain forward-looking statements, which are based on management’s good faith expectations and beliefs concerning future developments. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “anticipate,” “intends” and other words of similar meaning. Actual results may differ materially from these expectations as a result of many factors including (i) pricing changes to materials used to produce products and the ability to offset those changes through price increases; (ii) changes in U.S. or international economic conditions, such as inflation and interest rate and exchange rate fluctuations; (iii) the actual level of construction activity in the company’s end-markets; (iv) periodic adjustments to accruals for contingent liabilities, including accruals associated with litigation matters, government investigations, asbestos liabilities and asbestos insurance recoveries; and (v) the amount and timing of operational consolidation expenses and gains or losses on asset sales and tax items. Additional factors that could cause actual results to differ materially from expectations are set forth in the company’s 2007 Annual Report on Form 10-K and in the “Management’s Discussion and Analysis” section of the company’s Quarterly Reports on Form 10-Q. In addition, there are risks and uncertainties relating to the sale of Trane Inc. (“Trane”) to Ingersoll-Rand Company Limited (“Ingersoll Rand”), including the failure to obtain Trane stockholder approval or the failure to satisfy any of the other conditions to closing, costs relating to the proposed transaction, and disruption from the transaction making it more difficult to operate the business prior to closing of the transaction and to maintain relationships with customers, employees, distributors or suppliers. Trane does not undertake any obligation to update any forward-looking statements after the date on which such statements are made.

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Trane Q1 Earnings - 4

The transaction is subject to a vote of the Trane shareholders and requires registration of the shares of Ingersoll Rand to be issued in the merger. Accordingly, written communications regarding the transaction may be deemed to be solicitations of proxies or an offering prospectus and require the following legends:

This communication is being made in respect of the proposed merger transaction involving Ingersoll Rand, Trane and Indian Merger Sub, Inc. In connection with the proposed transaction, Ingersoll Rand filed a registration statement on Form S-4 containing a preliminary proxy statement/prospectus for shareholders of Trane, with the SEC, and Ingersoll Rand and Trane will be filing other documents regarding the proposed transaction with the SEC as well. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE FINAL PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement/prospectus will be mailed to Trane’s shareholders. Shareholders will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Ingersoll Rand and Trane, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to Ingersoll-Rand Company Limited, P.O. Box 0445, 155 Chestnut Ridge Road, Montvale, NJ 07645 Attention: Investor Relations, (201) 573-0123, or to Trane Inc., One Centennial Avenue, Piscataway, NJ 08855 Attention: Investor Relations, (732) 980-6125.

Ingersoll Rand, Trane and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Ingersoll Rand’s directors and executive officers is available in Ingersoll Rand’s proxy statement for its 2008 annual meeting of stockholders and Ingersoll Rand’s 2007 Annual Report on Form 10-K, which were filed with the SEC on April 16, 2008 and February 29, 2008, respectively, and information regarding Trane’s directors and executive officers is available in Trane’s 2007 Annual Report on Form 10-K, which was filed with the SEC on February 20, 2008. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

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Trane

Statement of Operations

(Unaudited)

In millions except per share data	Three Months Ended March 31,
	2008	2007
Sales	$1,711.4	$1,607.5
Cost of sales	1,234.5	1,151.3
Selling and administrative expenses	355.2	337.5

Operating income	121.7	118.7
Interest expense	15.7	26.2
Other expense	9.4	0.8

Income from continuing operations before income taxes (a)	96.6	91.7
Income taxes (a)	30.7	34.5

Income from continuing operations (a)	65.9	57.2
Income from discontinued operations, net of income taxes	—	116.1

Net income	$65.9	$173.3

Net income per share:
Basic:
Income from continuing operations	$0.34	$0.29

Income from discontinued operations	—	0.57

Net income	$0.34	$0.86

Diluted:
Income from continuing operations	$0.33	$0.28
Income from discontinued operations	—	0.56

Net income	$0.33	$0.84

Average common shares outstanding
Basic	195.3	200.6
Diluted	200.3	206.2

(a)	In 2008, income from continuing operations includes $1.0 million ($0.6 million after tax) of expenses related to operational consolidation programs and $5.4 million ($4.1 million after tax) of expenses for merger advisory fees related to the previously announced pending Ingersoll Rand acquisition of Trane. In addition, the income tax provision includes $1.4 million of tax benefits in 2008. In 2007, income from continuing operations includes $0.3 million ($0.2 million after tax) of expenses related to operational consolidation programs. In addition, the income tax provision includes $1.2 million of tax expense for tax items in 2007.

Trane

Data Supplement Sheet

(Unaudited)

	Three Months Ended March 31,
In millions					Excluding Foreign Exchange Translation
	Reported 2008	Reported 2007	% Chg vs. 2007		Adjusted 2008 (a)	% Chg vs. 2007 Adjusted (a)
Sales	$1,711.4	$1,607.5	6.5%		$1,674.5	4.2%
Operating Income	$121.7 (b)	$118.7 (b)	2.5%		$118.8	0.1%
Operating Income as a Percentage of Sales	7.1%	7.4%	-0.3	pts	7.1%	-0.3	pts
Income from Continuing Operations Before Income Taxes	$96.6	$91.7
Income from Continuing Operations Before Income Taxes as a Percentage of Sales	5.6%	5.7%

Backlog	$1,045.5	$974.8

(a)	Approximately one-fourth of the Company’s business is outside the U.S.; therefore, changes in exchange rates can have a significant impact on the reported results of operations when presented in U.S. dollars. Changes in sales and operating income excluding foreign exchange translation effects are calculated using current year sales and expenses translated at prior year exchange rates. Presenting changes in sales and operating income excluding the effects of foreign exchange translation is not in conformity with generally accepted accounting principles (“GAAP”), but management analyzes the data in this manner because it is useful to them for understanding operational performance of the business. Management also uses data adjusted in this manner for purposes of determining incentive compensation. Accordingly, management believes that presenting information in this manner is also useful to shareholders in understanding the performance of the business. The changes in sales and operating income excluding the effects of foreign exchange translation are not meant to be a substitute for measurements prepared in conformity with GAAP nor to be considered in isolation.
(b)	In 2008, operating income includes $1.0 million of operational consolidation expenses. In 2007, operating income includes $0.3 million of operational consolidation expenses.

Trane Inc.

Income from Continuing Operations Outlook

(Unaudited)

In millions	Q2 2008	Q2 2007
Income from continuing operations (a)	$145.2 - $152.9	$151.2

In millions	FY 2008	FY 2007
Income from continuing operations (b)	$473.5 - $503.5	$400.2

(a)	In 2008, income from continuing operations includes $19.6 million ($13.9 million after tax) of expenses for merger advisory fees related to the previously announced pending Ingersoll Rand acquisition of Trane. In 2007, income from continuing operations includes $0.9 million ($0.5 million after tax) of expenses related to operational consolidation programs. In addition, the 2007 income tax provision includes $1.7 million of tax benefits for tax items.
(b)	In 2008, income from continuing operations includes $1.0 million ($0.6 million after tax) of expenses related to operational consolidation programs and $25.0 million ($18.0 million after tax) of expenses for merger advisory fees related to the previously announced pending Ingersoll Rand acquisition of Trane. In addition, the 2008 income tax provision includes $1.4 million of tax benefits for tax items. In 2007, income from continuing operations includes $2.6 million ($2.0 million after tax) of expenses related to operational consolidation programs. In addition, the 2007 income tax provision includes $4.5 million of tax benefits for tax items.

Trane

Reconciliation of Net Cash Provided By

Continuing Operating Activities to Free Cash Flow

(Unaudited)

In millions	Three Months Ended March 31,
	2008		2007

Cash provided by continuing operating activities:
Net Income	$65.9		$173.3
Less: Income from discontinued operations, net of income taxes	—		116.1

Income from continuing operations	65.9		57.2

Adjustments to reconcile net income to net cash (used)/ provided by
continuing operating activities	(108.8)		4.0

Net cash (used)/provided by continuing operating activities	(42.9	) (a)	61.2	(b)

Other deductions or additions to reconcile to free cash flow:
Purchases of property, plant, equipment and computer software	(36.0)		(32.8)

Free cash flow	$(78.9)		$28.4

(a)	Includes $9.1M of cash payments for merger advisory fees related to the previously announced pending Ingersoll Rand acquisition of Trane.
(b)	Includes $64.9M receipt of cash from a trust related to an insurance settlement in 2007.

Note:	This statement reconciles net cash (used)/provided by operating activities to free cash flow. Management uses free cash flow, which is not defined by US GAAP, to measure the Company’s operating performance. This measure should be considered in addition to, not as a substitute for, GAAP measures. Free cash flow is one of several measures used to determine incentive compensation for certain employees.

Trane

Reconciliation of Net Cash Provided By

Continuing Operating Activities to Free Cash Flow

(Unaudited)

In millions	Twelve Months Ended December 31,
	2008 Estimate			2007
Net Cash provided by continuing operating activities	$	Approx. 638.0		$669.2
Other deductions or additions to reconcile to Free Cash Flow:
Purchases of property, plant, equipment and computer software		Approx. (205.0)		(169.0)
Proceeds from disposals of property		Approx. 17.0		—

Free cash flow	$	Approx. 450.0	(a)	$500.2	(b)

(a)	Includes approximately $25.0M of cash payments for merger advisory fees related to the previously announced pending Ingersoll Rand acquisition of Trane.
(b)	Includes $64.9M receipt of cash from a trust related to an insurance settlement in 2007.

Note:	This statement reconciles net cash (used)/provided by operating activities to free cash flow. Management uses free cash flow, which is not defined by US GAAP, to measure the Company’s operating performance. This measure should be considered in addition to, not as a substitute for, GAAP measures. Free cash flow is one of several measures used to determine incentive compensation for certain employees.